UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

FUNCTION(X) INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

902 Broadway
	New York, New York	10010
	(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

__________________________________________
(Former Name or Former Address, if
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 16, 2011, Function(x) Inc. (the “Registrant”) held its 2011 Annual Meeting of Stockholders at which the stockholders (i) elected eight (8) directors to serve on the Registrant’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the appointment of BDO USA LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

The final stockholder voting results for these matters are as follows:

1.  Election of Directors:

	For	Against	Non-Votes*
Robert F.X. Sillerman	110,222,000	0	38,920,024
Janet Scardino	110,222,000	0	38,920,024
Benjamin Chen	110,222,000	0	38,920,024
Peter C. Horan	110,222,000	0	38,920,024
John D. Miller	110,222,000	0	38,920,024
Mitchell J. Nelson	110,222,000	0	38,920,024
Joseph F. Rascoff	110,222,000	0	38,920,024
Harriet Seitler	110,222,000	0	38,920,024

2.  Ratification of the appointment of BDO USA LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

For	Against	Abstain	Non-Votes*
110,222,000	0	0	38,920,024

*Estimate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

By:	/s/ Mitchell J. Nelson
Name:	Mitchell J. Nelson
Title:	Executive Vice President, General Counsel and Secretary

DATE: December 19, 2011